      As filed with the Securities and Exchange Commission on July 20, 2001

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                NETSILICON, INC.
             (Exact Name of Registrant as specified in its charter)

         MASSACHUSETTS                                  04-2826579
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                              -------------------

                        411 WAVERLEY OAKS ROAD, BLDG. 227
                                WALTHAM, MA 02452
                                 (781) 647-1234
               (Address of Principal Executive Offices) (Zip Code)

                              -------------------

                                NETSILICON, INC.
                      2001 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                              -------------------

                            CORNELIUS PETERSON, VIII
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                NETSILICON, INC.
                        411 WAVERLEY OAKS ROAD, SUITE 227
                                WALTHAM, MA 02452
               (Name and Address of Agent for Service of Process)

                                 (781) 647-1234
          (Telephone Number, Including Area Code, of Agent For Service)

                              -------------------

                                    Copy to:

                           EDWIN L. MILLER, JR., ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000

================================================================================


                         CALCULATION OF REGISTRATION FEE

======================================================================================================================

                                                                        Proposed
                                                                        Maximum       Proposed
                                                                        Offering      Maximum              Amount of
Title of Securities                                  Amount to be      Price Per      Aggregate          Registration
to be Registered                                      Registered          Share     Offering Price          Fee(3)
-------------------                                  -------------     ---------    --------------        -------------
2001 Stock Option and Incentive Plan                   40,000           $5.08(1)     $203,200.00             $50.80
COMMON STOCK (PAR VALUE $.01 PER SHARE)
                                                        3,000            4.95(1)       14,850.00               3.71
                                                        3,000            3.63(1)       10,890.00               2.72
                                                    1,954,000            3.92(2)    7,647,920.00           1,911.98
Preferred Stock Purchase Rights(4)                         --              --                 --                 --
                                                    ---------                      -------------          ---------
                                                    2,000,000                      $7,876,860.00          $1,969.21


(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been calculated upon the basis of the price at which such options may be exercised.

(2) These shares are not subject to outstanding options. The price of $3.92 per share, which is the average of the high and low prices reported on the Nasdaq National Market on July 13, 2001, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used for shares without a fixed exercise or purchase price.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.


(4) Preferred Stock purchase rights will be distributed without charge with respect to each share of common stock of the Registrant registered hereby.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) Registrant's Annual Report on Form 10-K for the year ended January 31, 2001, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

(c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A (File No. 000-26761) filed on July 20, 1999 pursuant to
         Section 12(g) of the Exchange Act.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Articles of Organization, as amended, of the Company provide for indemnification of the Company's directors and officers unless such indemnification is prohibited by the Massachusetts Business Corporation Law. The Massachusetts Business Corporation Law generally permits indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities, except with respect to any matter that the indemnified person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company. Reference is made to the Registrant's Restated Articles of Organization filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-62231).

         The underwriting agreement, dated September 15, 1999, by and between the Registrant and the underwriters listed therein provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the Form of Underwriting Agreement filed as Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-62231).

         The Registrant has in effect a directors' and officers' insurance policy.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

EXHIBIT NO.                          DESCRIPTION OF EXHIBIT
-----------                          ----------------------
4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4 to the Registrant's Registration Statement on Form S-1 (File No. 333-62231) and incorporated herein by reference)

4.2 Restated Articles of Organization, as amended (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-62231) and incorporated herein by reference)

4.3          Amended and Restated By-Laws of the Registrant (filed as Exhibit
             3.2 to the Company's Quarterly Report on Form 10-Q filed on September 12, 2000, and incorporated herein by reference)

4.4          NetSilicon, Inc. 2001 Stock Option and Incentive Plan

5.1          Opinion of Testa, Hurwitz & Thibeault, LLP

23.1         Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
             5.1)

23.2         Consent of BDO Seidman, LLP

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham in the Commonwealth of Massachusetts, on this 20th day of July, 2001.

                                      NetSilicon, Inc.


                                      By: /s/ Cornelius Peterson, VIII
                                          --------------------------------------
                                          Cornelius Peterson, VIII
                                          Chairman and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of NetSilicon, Inc., hereby severally constitute and appoint Cornelius Peterson, VIII and Daniel J. Sullivan, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable NetSilicon, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


             SIGNATURE                                       TITLE                           DATE
             ---------                                       -----                           ----
/s/ Cornelius Peterson, VIII           Chairman, Chief Executive Officer and            July 20, 2001
-------------------------------------  Director (Principal Executive Officer)
Cornelius Peterson, VIII


/s/ Daniel J. Sullivan                 Chief Financial Officer                          July 20, 2001
-------------------------------------  (Principal Financial and Accounting Officer)
Daniel J. Sullivan


/s/ Michael K. Ballard                 Director                                         July 20, 2001
-------------------------------------
Michael K. Ballard


/s/ Francis E. Girard                  Director                                         July 20, 2001
-------------------------------------
Francis E. Girard


/s/ William Johnson                    Director                                         July 20, 2001
-------------------------------------
William Johnson


/s/ Edward B. Roberts                  Director                                         July 20, 2001
-------------------------------------
Edward B. Roberts


/s/ F. Grant Saviers                  Director                                          July 20, 2001
-------------------------------------
F. Grant Saviers

                                INDEX TO EXHIBITS

 EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
 ----------                            ----------------------
    4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4 to the Registrant's Registration Statement on Form S-1 (File No. 333-62231) and incorporated herein by reference)

    4.2          Restated Articles of Organization, as amended (filed as
                 Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-62231) and incorporated herein by reference)

    4.3          Amended and Restated By-Laws of the Registrant (filed as
                 Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q filed on September 12, 2000, and incorporated herein by reference)

    4.4          NetSilicon, Inc. 2001 Stock Option and Incentive Plan

    5.1          Opinion of Testa, Hurwitz & Thibeault, LLP

    23.1         Consent of Testa, Hurwitz & Thibeault, LLP (included in
                 Exhibit 5.1)

    23.2         Consent of BDO Seidman, LLP

    24.1 Power of Attorney (included as part of the signature page of this Registration Statement)